WEATHERFORD INTERNATIONAL LTD.
4-6 RUE JEAN-FRANCOIS BARTHOLONI
1204 Geneva, Switzerland

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 P.M. Central European Time (11:00 A.M. New York Time) on June 13, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 5:00 P.M. Central European Time (11:00 A.M. New York Time) on June 13, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1. and 2.

	For	Against	Abstain
1. Adopt the Merger Agreement (Weatherford Switzerland into Weatherford Ireland), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A.	☐	☐	☐
2. Approve the distributable profits proposal.	☐	☐	☐

If alternative motions under the agenda items published in the Notice of Extraordinary General Meeting and/or motions relating to additional agenda items (Article 700 paragraph 3 of the Swiss Code of Obligations) are proposed at the Extraordinary General Meeting, I/we instruct the independent proxy to vote as follows:

☐ **According to the motions of the Board of Directors**

☐ **Against alternative/additional motions**

☐ **Abstain from voting**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting: The Notice & Proxy Statement/Prospectus is available at **www.wftproxy.com**.

WEATHERFORD INTERNATIONAL LTD.
Extraordinary General Meeting of Shareholders
June 16, 2014 12:00 PM (noon) (Central European Time)
This proxy is solicited by the Board of Directors

The undersigned shareholder of Weatherford International Ltd. ("Weatherford") hereby appoints the independent proxy, Buis Bürgi AG, as proxy for the undersigned to vote the number of registered shares of Weatherford that the undersigned would be entitled to vote if personally present at the Extraordinary General Meeting of Shareholders of Weatherford to be held on June 16, 2014, at 12:00 P.M. (noon) (Central European Time) at Theater-Casino Zug, Artherstrasse 2-4, Zug, Switzerland on the following matters that are more particularly described in the proxy statement/prospectus at the Extraordinary General Meeting. **The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Extraordinary General Meeting.**

We urge you to complete, sign, date and return this proxy card to us no later than June 13, 2014 to ensure your representation at the Extraordinary General Meeting.

This proxy card, when properly executed, will be voted in the manner directed by the undersigned shareholder on the reverse side of this proxy card. IF NO DIRECTION IS MADE, THESE SHARES WILL BE VOTED "FOR" EACH OF THE PROPOSALS TO BE CONSIDERED AT THE EXTRAORDINARY GENERAL MEETING.

The undersigned hereby acknowledges receipt of notice of, and the proxy statement/prospectus for, the Extraordinary General Meeting.

Continued and to be signed on reverse side